SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 9, 2003

                                    PDI, INC.
             (Exact name of Registrant as specified in its charter)

              DELAWARE                      0-24249               22-2919486
  (State or other jurisdiction of         (Commission           (IRS Employer
           incorporation)                 File Number)       Identification No.)

         10 Mountainview Road,
        Upper Saddle River, NJ                                      07458
(Address of principal executive office)                           (Zip Code)

                                 (201) 258-8450
               Registrant's telephone number, including area code:

                                       N/A
          (Former name or former address, if changed since last report)

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Item 5. Other Events

      On July 9, 2003 the Registrant issued the following press release:

       "PDI Raises 2003 EPS Guidance to $0.75 to $0.80 from $0.48 to $0.53

Upper Saddle River, NJ-- (July 9, 2003) PDI, Inc. (NASDAQ: PDII) PDI announced today that it is raising its 2003 earnings per share estimates to $0.75 to $0.80 from $0.48 to $0.53 on the strength of new business awarded to its contract sales unit and anticipated continued strong performance from Lotensin(R) in its Pharmaceutical Products Group through year end 2003. The earnings estimates exclude settlement expenses incurred earlier in the year.

The company also announced that GlaxoSmithKline (GSK) has awarded to PDI a significant contract beginning in July 2003 running through September 2004, which could represent between $80 million and $85 million in revenue over the 15 month agreement. The revenue impact in 2003 is approximately $30 million.

Charles T. Saldarini, Vice Chairman and CEO of PDI, said, "PDI uniquely brings flexibility, speed and quality to its contract sales teams. Our expertise at rapidly recruiting, hiring, and deploying high quality, results driven sales teams affords our clients the ability to increase sales force capacity seamlessly and rapidly. We are very excited to have been selected by GSK for this engagement."

Mr. Saldarini continued, "The GSK award, coupled with our prior announcement on May 7, 2003, has significantly improved the outlook for our contract sales business in 2003 and our 2004 contract sales teams business visibility."

On May 7, 2003, PDI announced it was in late stage negotiations for two contract sales engagements that could represent between $40 and $50 million dollars on an annual basis. The Company is still in active discussions and expects to finalize those contracts in the near future.

The Company intends to release its second quarter earnings on August 5, 2003, after the market close.

About PDI

PDI is an innovative commercial sales and marketing provider to the biopharmaceutical and medical devices & diagnostics industries. Its three business units offer service and product-based capabilities for companies seeking to maximize profitable brand sales growth. The three units include PDI Sales and Marketing Services Group, the PDI Pharmaceutical Products Group, and the PDI Medical Devices and Diagnostics Group.

For more information, visit the Company's website at www.pdi-inc.com.


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Forward Looking Statement

This press release contains forward-looking statements regarding the timing and financial impact of the Company's ability to implement its business plan, expected revenues, earnings per share and success during 2003. These statements involve a number of risks and uncertainties and are based on assumptions involving judgments with respect to future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond PDI's control. Some of the important factors that could cause actual results to differ materially from those indicated by the forward-looking statements are general economic conditions, changes in our operating expenses, adverse patent, FDA or legal developments, competitive pressures, changes in customer and market requirements and standards, and the risk factors detailed from time to time in PDI's periodic filings with the Securities and Exchange Commission, including without limitation PDI's Annual Report on Form 10-K for the year ended December 31, 2002. The forward looking-statements in this press release are based upon management's reasonable belief as of the date hereof. PDI disclaims any obligation to update these statements."

                                    * * * * *

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PDI, INC.


                                   By: /s/ Charles T. Saldarini
                                       ---------------------------------------
                                       Charles T. Saldarini, Vice Chairman and
                                       Chief Executive Officer

Date: July 10, 2003


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